EXHIBIT A

SPECIAL POWER OF ATTORNEY

     The undersigned, Abbeville Family Partnership, L.P., does hereby constitute and appoint Elizabeth B. Woodard of Harris County, Texas, as attorney-in-fact for the undersigned with full power of substitution, and in the name, place and stead of the undersigned, to execute, deliver, record and file Schedule 13G, including all amendments and exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and to perform each and every other act requisite and necessary to be done to comply with the provisions of the Securities Act of 1934, as amended, and all requirements of the Securities and Exchange Commission.

February 10, 2004	ABBEVILLE FAMILY PARTNERSHIP, L.P.

	By:	FGCG INC., General Partner

/s/ CHARLES R. GODCHAUX
Charles R. Godchaux, Chairman of the Board and President

	By:	TD Inc., General Partner

/s/ THERESA G. PAYNE Theresa G. Payne, Chairman of the Board

/s/ FRANK K. GODCHAUX Frank K. Godchaux, President

/s/ LESLIE K. GODCHAUX Leslie K. Godchaux, General Partner